Exhibit 99.1

APPLIED MATERIALS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2019 RESULTS

•Quarterly revenue of $3.75 billion
•Quarterly GAAP EPS of $0.75 and non-GAAP EPS of $0.80
•Returns $3.17 billion to shareholders in fiscal 2019

SANTA CLARA, Calif., Nov. 14, 2019 — Applied Materials, Inc. (NASDAQ:AMAT) today reported results for its fourth quarter and fiscal year ended Oct. 27, 2019.
Fourth Quarter Results
Applied generated revenue of $3.75 billion. On a GAAP basis, the company recorded gross margin of 43.5 percent, operating income of $864 million or 23.0 percent of net sales, and earnings per share (EPS) of $0.75.
On a non-GAAP adjusted basis, the company reported gross margin of 43.8 percent, operating income of $888 million or 23.7 percent of net sales, and EPS of $0.80.
The company returned $694 million to shareholders including $500 million in share repurchases and dividends of $194 million.
Full Year Results
In fiscal 2019, Applied generated revenue of $14.61 billion. On a GAAP basis, the company recorded gross margin of 43.7 percent, operating income of $3.35 billion or 22.9 percent of net sales, and EPS of $2.86.
On a non-GAAP adjusted basis, the company reported gross margin of 44.0 percent, operating income of $3.43 billion or 23.5 percent of net sales, and EPS of $3.04.
The company generated $3.25 billion in cash from operations, paid dividends of $771 million and used $2.40 billion to repurchase 60 million shares of common stock.

“Applied Materials’ fourth quarter results reflect a healthy uptick in demand for semiconductor equipment, combined with strong execution across the company,” said Gary Dickerson, president and CEO. “The semiconductor industry is increasingly adopting a new playbook for improving chip performance, power, area and cost, and we are investing in unique solutions to enable our customers’ success in the AI-Big Data era.”

Applied Materials, Inc.

Results Summary

					Change
	Q4 FY2019	Q4 FY2018	FY2019	FY2018	Q4 FY2019 vs. Q4 FY2018	FY2019 vs. FY2018
	(In millions, except per share amounts and percentages)
Net sales	$3,754	$3,759	$14,608	$16,705	—%	(13)%
Gross margin	43.5%	44.1%	43.7%	45.0%	(0.6) points	(1.3) points
Operating margin	23.0%	23.7%	22.9%	26.9%	(0.7) points	(4.0) points
Net income	$698	$757	$2,706	$3,038	(8)%	(11)%
Diluted earnings per share	$0.75	$0.77	$2.86	$2.96	(3)%	(3)%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	43.8%	45.3%	44.0%	46.1%	(1.5) points	(2.1) points
Non-GAAP adjusted operating margin	23.7%	25.1%	23.5%	28.1%	(1.4) points	(4.6) points
Non-GAAP adjusted net income	$744	$837	$2,875	$4,294	(11)%	(33)%
Non-GAAP adjusted diluted EPS	$0.80	$0.85	$3.04	$4.18	(6)%	(27)%

Applied adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (ASC 606), as of the first day of fiscal 2019 using the full retrospective method. Applied also adopted Accounting Standards Update 2017-07, Compensation—Retirement Benefits, as of the first day of fiscal 2019 using the retrospective method. All prior periods included in the unaudited consolidated condensed balance sheet as of Oct. 28, 2018, and the unaudited consolidated condensed statements of operations and cash flows for the three and twelve months ended Oct. 28, 2018, were restated under the new standards.
A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.

Applied Materials, Inc.

Business Outlook
In the first quarter of fiscal 2020, Applied expects net sales to be approximately $4.10 billion, plus or minus $150 million. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.87 to $0.95.
This outlook for non-GAAP adjusted diluted EPS excludes known charges related to completed acquisitions of $0.01 per share and includes net income tax benefit related to intra-entity intangible asset transfers of $0.03 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Fourth Quarter and Fiscal Year Reportable Segment Information

Semiconductor Systems	Q4 FY2019	Q4 FY2018	FY2019	FY2018
	(In millions, except percentages)
Net sales	$2,302	$2,246	$9,027	$10,577
Foundry, logic and other	58%	40%	52%	36%
DRAM	21%	26%	22%	27%
Flash	21%	34%	26%	37%
Operating income	641	594	2,464	3,441
Operating margin	27.8%	26.4%	27.3%	32.5%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$652	$640	$2,507	$3,624
Non-GAAP adjusted operating margin	28.3%	28.5%	27.8%	34.3%

Applied Global Services	Q4 FY2019	Q4 FY2018	FY2019	FY2018
	(In millions, except percentages)
Net sales	$977	$976	$3,854	$3,754
Operating income	274	288	1,101	1,102
Operating margin	28.0%	29.5%	28.6%	29.4%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$274	$289	$1,101	$1,104
Non-GAAP adjusted operating margin	28.0%	29.6%	28.6%	29.4%

Applied Materials, Inc.

Display and Adjacent Markets	Q4 FY2019	Q4 FY2018	FY2019	FY2018
	(In millions, except percentages)
Net sales	$457	$520	$1,651	$2,298
Operating income	96	118	294	574
Operating margin	21.0%	22.7%	17.8%	25.0%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$99	$122	$307	$589
Non-GAAP adjusted operating margin	21.7%	23.5%	18.6%	25.6%

Use of Non-GAAP Adjusted Financial Measures

Applied provides investors with certain non-GAAP adjusted financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring charges and any associated adjustments; impairments of assets, or investments; gain or loss on sale of strategic investments; tax effect of share-based compensation; certain income tax items and other discrete adjustments. Additionally, non-GAAP results exclude estimated discrete income tax expense items associated with changes to recent U.S. tax legislation. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP adjusted financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of its performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Applied's ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation, our investment and growth strategies, our development of new products and technologies, our business outlook for the first quarter of fiscal 2020 and beyond, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; global trade issues and changes in trade policies; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base;  changes in income tax laws; our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; and other risks and uncertainties described in our SEC filings, including our recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible the technology shaping the future. Learn more at www.appliedmaterials.com.

Contact:
Ricky Gradwohl (editorial/media) 408.235.4676
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
(In millions, except per share amounts)	October 27, 2019	October 28, 2018	October 27, 2019	October 28, 2018
Net sales	$3,754	$3,759	$14,608	$16,705
Cost of products sold	2,120	2,102	8,222	9,188
Gross profit	1,634	1,657	6,386	7,517
Operating expenses:
Research, development and engineering	515	519	2,054	2,022
Marketing and selling	129	127	521	521
General and administrative	126	120	461	483
Total operating expenses	770	766	3,036	3,026
Income from operations	864	891	3,350	4,491
Interest expense	59	60	237	234
Interest and other income, net	35	44	156	139
Income before income taxes	840	875	3,269	4,396
Provision for income taxes	142	118	563	1,358
Net income	$698	$757	$2,706	$3,038
Earnings per share:
Basic	$0.76	$0.78	$2.89	$3.00
Diluted	$0.75	$0.77	$2.86	$2.96
Weighted average number of shares:
Basic	920	974	937	1,013
Diluted	931	984	945	1,026

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	October 27, 2019	October 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,129	$3,440
Short-term investments	489	590
Accounts receivable, net	2,533	2,323
Inventories	3,474	3,721
Other current assets	581	530
Total current assets	10,206	10,604
Long-term investments	1,703	1,568
Property, plant and equipment, net	1,529	1,407
Goodwill	3,399	3,368
Purchased technology and other intangible assets, net	156	213
Deferred income taxes and other assets	2,031	473
Total assets	$19,024	$17,633
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$600	$—
Accounts payable and accrued expenses	2,511	2,721
Contract liabilities	1,336	1,201
Total current liabilities	4,447	3,922
Long-term debt	4,713	5,309
Income taxes payable	1,275	1,254
Other liabilities	375	303
Total liabilities	10,810	10,788
Total stockholders’ equity	8,214	6,845
Total liabilities and stockholders’ equity	$19,024	$17,633

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Year Ended
	October 27, 2019	October 28, 2018	October 27, 2019	October 28, 2018
Cash flows from operating activities:
Net income	$698	$757	$2,706	$3,038
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	92	120	363	457
Share-based compensation	66	65	263	258
Deferred income taxes	(8)	(23)	49	71
Other	—	—	(19)	4
Net change in operating assets and liabilities	(22)	158	(115)	(41)
Cash provided by operating activities	826	1,077	3,247	3,787
Cash flows from investing activities:
Capital expenditures	(97)	(165)	(441)	(622)
Cash paid for acquisitions, net of cash acquired	—	(1)	(28)	(6)
Proceeds from sales and maturities of investments	555	453	1,940	3,276
Purchases of investments	(544)	(416)	(1,914)	(2,077)
Cash provided by (used in) investing activities	(86)	(129)	(443)	571
Cash flows from financing activities:
Proceeds from common stock issuances	72	68	145	124
Common stock repurchases	(500)	(751)	(2,403)	(5,283)
Tax withholding payments for vested equity awards	(3)	(4)	(86)	(164)
Payments of dividends to stockholders	(194)	(195)	(771)	(605)
Cash used in financing activities	(625)	(882)	(3,115)	(5,928)
Increase (decrease) in cash and cash equivalents	115	66	(311)	(1,570)
Cash and cash equivalents — beginning of period	3,014	3,374	3,440	5,010
Cash and cash equivalents — end of period	$3,129	$3,440	$3,129	$3,440
Supplemental cash flow information:
Cash payments for income taxes	$69	$19	$522	$300
Cash refunds from income taxes	$2	$12	$22	$63
Cash payments for interest	$76	$76	$219	$219

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Corporate and Other

(In millions)	Q4 FY2019	Q4 FY2018	FY2019	FY2018
Unallocated net sales	$18	$16	$76	$75
Unallocated cost of products sold and expenses	(99)	(60)	(322)	(443)
Share-based compensation	(66)	(65)	(263)	(258)
Total	$(147)	$(109)	$(509)	$(626)

Additional Information

	Q4 FY2019	Q4 FY2018	FY2019	FY2018
Net Sales by Geography (In millions)
United States	412	350	1,871	1,413
% of Total	11%	9%	13%	9%
Europe	147	241	820	1,009
% of Total	4%	7%	6%	6%
Japan	471	712	2,198	2,396
% of Total	13%	19%	15%	14%
Korea	471	532	1,929	3,539
% of Total	13%	14%	13%	21%
Taiwan	919	591	2,965	2,504
% of Total	24%	16%	20%	15%
Southeast Asia	135	197	548	797
% of Total	3%	5%	4%	5%
China	1,199	1,136	4,277	5,047
% of Total	32%	30%	29%	30%

Employees (In thousands)
Regular Full Time	22.0	21.0

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Year Ended
(In millions, except percentages)	October 27, 2019	October 28, 2018	October 27, 2019	October 28, 2018
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$1,634	$1,657	$6,386	$7,517
Certain items associated with acquisitions[1]	9	45	37	179
Non-GAAP adjusted gross profit	$1,643	$1,702	$6,423	$7,696
Non-GAAP adjusted gross margin	43.8%	45.3%	44.0%	46.1%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$864	$891	$3,350	$4,491
Certain items associated with acquisitions[1]	14	50	55	197
Acquisition integration and deal costs	10	3	22	5
Non-GAAP adjusted operating income	$888	$944	$3,427	$4,693
Non-GAAP adjusted operating margin	23.7%	25.1%	23.5%	28.1%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$698	$757	$2,706	$3,038
Certain items associated with acquisitions[1]	14	50	55	197
Acquisition integration and deal costs	10	3	22	5
Impairment (gain on sale) of strategic investments, net	1	(15)	1	(25)
Loss (gain) on strategic investments, net	(6)	—	(37)	—
Income tax effect of share-based compensation[2]	4	13	—	—
Income tax effect of changes in applicable U.S. tax laws[3]	—	23	(24)	1,112
Income tax effects related to amortization of intra-entity intangible asset transfers	6	—	62	—
Resolution of prior years’ income tax filings and other tax items	20	6	95	(26)
Income tax effect of non-GAAP adjustments[4]	(3)	—	(5)	(7)
Non-GAAP adjusted net income	$744	$837	$2,875	$4,294

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	GAAP basis tax benefit related to share-based compensation is being recognized ratably over the fiscal year on a non-GAAP basis.

3	Charges to income tax provision related to a one-time transition tax and a decrease in U.S. deferred tax assets as a result of the recent U.S. tax legislation.

4	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Year Ended
(In millions, except per share amounts)	October 27, 2019	October 28, 2018	October 27, 2019	October 28, 2018
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$0.75	$0.77	$2.86	$2.96
Certain items associated with acquisitions	0.01	0.05	0.05	0.18
Acquisition integration and deal costs	0.01	—	0.02	—
Impairment (gain on sale) of strategic investments, net	—	(0.01)	—	(0.02)
Loss (gain) on strategic investments, net	—	—	(0.03)	—
Income tax effect of share-based compensation	—	0.01	—	—
Income tax effect of changes in applicable U.S. tax laws	—	0.02	(0.03)	1.08
Income tax effects related to amortization of intra-entity intangible asset transfers	0.01	—	0.07	—
Resolution of prior years’ income tax filings and other tax items	0.02	0.01	0.10	(0.02)
Non-GAAP adjusted earnings per diluted share	$0.80	$0.85	$3.04	$4.18
Weighted average number of diluted shares	931	984	945	1,026

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Year Ended
(In millions, except percentages)	October 27, 2019	October 28, 2018	October 27, 2019	October 28, 2018
Semiconductor Systems Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$641	$594	$2,464	$3,441
Certain items associated with acquisitions[1]	11	46	43	183
Non-GAAP adjusted operating income	$652	$640	$2,507	$3,624
Non-GAAP adjusted operating margin	28.3%	28.5%	27.8%	34.3%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$274	$288	$1,101	$1,102
Acquisition integration costs	—	1	—	2
Non-GAAP adjusted operating income	$274	$289	$1,101	$1,104
Non-GAAP adjusted operating margin	28.0%	29.6%	28.6%	29.4%
Display and Adjacent Markets Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$96	$118	$294	$574
Certain items associated with acquisitions[1]	3	4	12	14
Acquisition integration costs	—	—	1	1
Non-GAAP adjusted operating income	$99	$122	$307	$589
Non-GAAP adjusted operating margin	21.7%	23.5%	18.6%	25.6%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Note: The reconciliation of GAAP and non-GAAP adjusted segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.

Applied Materials, Inc.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	October 27, 2019

Provision for income taxes - GAAP basis (a)	$142
Income tax effect of share-based compensation	(4)
Income tax effects related to amortization of intra-entity intangible asset transfers	(6)
Resolutions of prior years’ income tax filings and other tax items	(20)
Income tax effect of non-GAAP adjustments	3
Non-GAAP adjusted provision for income taxes (b)	$115

Income before income taxes - GAAP basis (c)	$840
Certain items associated with acquisitions	14
Acquisition integration and deal costs	10
Impairment (gain on sale) of strategic investments, net	1
Loss (gain) on strategic investments, net	(6)
Non-GAAP adjusted income before income taxes (d)	$859

Effective income tax rate - GAAP basis (a/c)	16.9%

Non-GAAP adjusted effective income tax rate (b/d)	13.4%